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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Registrant owns 100% of the outstanding stock of the following insurance companies:

                Name                                                           State of Formation
                ----                                                           ------------------
Atlantic States Insurance Company                                              Pennsylvania

Southern Insurance Company of Virginia                                         Virginia

                                      -87-